Exhibit 99.1

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

CORPORATE PARTICIPANTS

Patricia Henderson
U.S. Shipping Partners LP - Controller

Paul Gridley
U.S. Shipping Partners LP - Chairman and CEO

Joe Gehegan
U.S. Shipping Partners LP - President and COO

Al Bergeron
U.S. Shipping Partners LP - CFO

CONFERENCE CALL PARTICIPANTS

John Tysseland
Citigroup - Analyst

Ted Gardner
Raymond James - Analyst

PRESENTATION

Operator

Good day, ladies and gentlemen, and welcome to the second quarter 2006 U.S. Shipping Partners LP earnings conference call.

[OPERATOR INSTRUCTIONS]

I would now like to turn the presentation over to Ms. Patricia Henderson, Controller. Please proceed.

Patricia Henderson - U.S. Shipping Partners LP - Controller

Thank you. Representing U.S. Shipping Partners today is Paul Gridley, Chairman and CEO, Joe Gehegan, President and Chief Operating Officer, and Al Bergeron, Chief Financial Officer.

Before I turn the call over to Paul for opening remarks, allow me to read the following Safe Harbor statement. Today’s conference call contains forward-looking statements, which include any statements that are not historical fact. These statements involve risks and uncertainties, including, but not limited to, insufficient cash from operations, a decline in demand, competition in the industry, adverse developments in the marine transportation business, OPA 90 phase-out requirements, delays in cost overruns in our vessel newbuilding program and other factors detailed in our annual report on Form 10-K and other reports filed with the SEC. If one or more of these risks or uncertainties materialize or should underlying assumptions prove incorrect, actual outcomes may vary materially from those forecasted or expected. We disclaim any intention or obligation to update publicly or revise such statements whether as a result of new information, future events or otherwise, except as required by law.

If you have not received the earnings release and would like to get a copy, you may find it on our website, www.usslp.com.

At this time, I would like to turn the call over to Paul Gridley, Chairman and CEO of U.S. Shipping Partners.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Thank you, Trish. Good afternoon. I’d like to welcome everyone to our second quarter 2006 earnings conference call. This is an exciting time for U.S. Shipping and I thank you for your participation in today’s call.

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Similar to our previous calls, I’ll make some introductory remarks, then turn the call over to Joe Gehegan for an operational overview, then send it over to Al Bergeron for a financial review. At the end of Al’s remarks, I’ll provide some additional commentary on today’s announcement of the NASSCO transaction and the related financing transactions. We are extremely excited about this transaction, which we believe will prove to be a game-changer for U.S. Shipping Partners, its investors and the industry as a whole.

During the second quarter of 2006, U.S. Shipping Partners benefited from the continuing strong demand for our services as the market for refined petroleum products and chemical transportation remained robust. As we move into the U.S. hurricane season, we expect demand for our services to continue to be strong.

We’re moving ahead with two significant programs to expand our fleet and its capacity. In addition to the NASSCO deal, which I’ll be detailing later, we’re in the midst of a carefully targeted articulated tug barge newbuilding program. With our ATB program we are diversifying our core product offering while enhancing service to our core customer base.

The ATBs we are building are 19,999 deadweight tons as opposed to 48,000 deadweight tons for our existing ITBs or 49,000 deadweight tons for the new tankers we’ll be constructing at NASSCO. The ATBs are ideal for shorter haul trades and can access a wider variety of births given that they draw significantly less water than a tanker.

Our ATB design has several unique features, which deliver value to our customers, including a heavy fuel engine that saves significant fuel costs relative to conventional diesel ATBs. Our ATBs also have the ability to carry sophisticated chemical products, are equipped with a sophisticated tank cleaning system that allows the vessel to switch carrying grades of products easily, and are faster than most competing ATB designs.

Last quarter we announced that we entered into contracts for the construction of four new ATBs, sister vessels to the ATB that is currently under construction and due for delivery in April 2007. The barge components of our new ATB series, which are on order right now, are being constructed by Manitowoc Marine Group and the tugs by Eastern Shipbuilding Group. This series of ATBs is scheduled for delivery during 2008 and 2009 and we currently anticipate that they will enter our petroleum products and/or chemical products trades.

We’re currently in negotiation with potential charterers of these ATB units and expect to have them fully covered by cargo commitments well in advance of their scheduled delivery date. Our first ATB will be delivered early next year and is already fully committed under long-term contracts of affreightment in our chemical business.

With those introductory comments complete, I will now turn the call over to Joe Gehegan who will discuss the operational activities of our company during the second quarter. Joe?

Joe Gehegan - U.S. Shipping Partners LP - President and COO

 Thank you, Paul. And let me second Paul in his endorsement of the NASSCO transaction and related financing transactions. We believe that the NASSCO transaction will allow us to not only maintain but increase our position as the leading deepwater transporter of refined petroleum products and chemicals in the Jones Act trade, our core business.

The effects of Hurricanes Katrina and Rita are still being felt in U.S. Gulf Coast shipyards with increased demand for available shipyard capacity driven by damage sustained to offshore rigs. Continued shortage of skilled labor has resulted in extended dry-dock periods and a 40 to 60% increase in hourly billing rates. We believe this situation will continue for the foreseeable future and as a result we have employed foreign shipyards twice this year and expect to continue to do so.

The Charleston and the Groton, two of the four vessels scheduled to dry dock in 2006, entered the shipyard in June. The Charleston completed dry dock at a cost of approximately $5.1 million and returned to service in July. The Groton will return to service on or about August 9th with a total expected dry dock cost of $5 million. The Mobile will dry dock in November for approximately 50 to 60 days and will cost approximately $5 million. The Chemical Pioneer, the last of the four vessels to dry dock in 2006, will enter dry dock for approximately 35 days at the end of the fourth quarter at an expected cost of approximately $3.5 million.

The second quarter saw a continuation of increased waiting time between available spot cargos and we expect this to continue to a lesser degree in the third quarter as most of the offline refining capacity returns to production. However, we are protected because a significant portion of our

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Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

business is under long-term contracts and we currently have no vessels in the spot market. Our chemical business remains strong through the quarter with time charter equivalent rates at or exceeding budgeted rates.

The Sea Venture entered service in June of this year after completing dry docking, special survey and extensive steel renewal and tank coatings. The Sea Venture is our third parcel tanker with 20 or more segregations. We now own three of the five parcel tankers with over 20 segregations, solidifying our position as the leading deepwater transporter of chemicals in the Jones Act trade.

The Houston, our double hulled product carrier, entered a five-year time charter with Morgan Stanley during the second quarter. The vessel has performed well since entering into our service in October of 2005. Morgan Stanley represents a new and important customer for U.S. Shipping Partners and illustrates a trend towards traders in addition to refiners of petroleum products exhibiting a preference for high quality tanker tonnage that is fully tradable to increasingly selective major oil company terminal facilities in the United States.

In May of 2006 U.S. Shipping reached an agreement with SENESCO in which U.S. Shipping would take over completion of the tug and barge and SENESCO would pay U.S. Shipping $21 million in full and final settlement.

The tug will be completed at the SENESCO facility in Rhode Island and is scheduled to be launched in October and delivered in January 2007. The barge will be completed at Sparrows Point Shipyard with delivery scheduled for April 2007. Final cost is estimated to be between $65 and $69 million. We have hired a naval architect and marine engineering firm to manage and oversee the construction of this ATB.

I would like now to turn the call over to Al Bergeron, our CFO. Al?

Al Bergeron - U.S. Shipping Partners LP - CFO

Thank you, Joe.

To review what’s been disclosed in our earnings release, revenues for the second quarter ended June 30th, 2006 increased $4 million to $37.8 million from $33.8 million in the same period last year. The increase was primarily the result of the additional revenue generated by the Houston and the Sea Venture, which were placed into service in October 2005 and June 2006 respectively.

These two vessels are significant additions to our fleet. The Houston is our first double hull product tanker and is compliant with the requirement of OPA 90. The addition of the Sea Venture to our fleet solidifies U.S. Shipping’s leading position in the waterborne transportation of chemical cargos.

Net income for the second quarter was $3 million a decrease of $2.9 million to net income of $5.9 million posted for the same period last year. The decrease in net income reflects a reduction in operating income resulting primarily from the dry docking of two vessels in 2006 and increased amortization expense related to the 2005 dry dockings.

Additionally, increases in interest expense and provision for income taxes contributed to a reduction in net income. Interest expense increased to increase borrowings and higher interest rates. The increase in the provision for income tax was related to the increased net income for the Chemical Pioneer due to the higher revenue rates as well as timing of its dry dock.

EBITDA was $12.4 million for the three months ended June 30th, 2006, a decrease of $700,000 from EBITDA of $13.1 million for the three months ended June 30th, 2005. Increased EBITDA contributed by the Houston was offset by fixed operating expenses such as crew salary, insurance incurred on our vessels in dry dock and the impact of expenses associated with the addition of crew members to each ITB vessel beginning in January 2006 as a result of a change in Coast Guard regulations.

Additionally, the three months ended June 30th, 2006 reflected increased general and administrative expenses of $600,000 related to increased professional fees and additional expenses necessary to accommodate the growth of our business, including the addition of the Houston and Sea Venture.

Distributable cash flow was $5.4 million for the three months ended June 30th, 2006 and coverage was  $0.85 before giving the effect of distributions on the new equity we issued today. For the six months ended June 30th, 2006 DCF will be $1.06. The Partnership placed two of its vessels, the Groton and the Charleston, in dry dock in June. Additionally, the Mobile and the Chemical Pioneer will be dry docked in the fourth quarter of this year.

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

The impact of these dry docks is a reduction in revenue for the number of days the vessels are off-hire. We have considered the impact of these dry docks and we believe the Partnership will meet or exceed its minimum quarterly distribution on an annual basis, exclusive of the impact of a $4.5 million fee received as a result of closing the JV today.

Our cash distribution for the quarter as declared by the Board of Directors will be $8.4 million, or $0.45 per unit. The distribution is payable on August 15th to unitholders of record on August 10th.

I’d like to turn the call back over to Paul.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Thanks, Al.

As we stated earlier, we are pleased with our results of the second quarter and the outlook for the full year for continuing operations.

Before we open the call for questions, allow me to provide additional insight into today’s other announcement. As you know, earlier today we announced the completion of the financing for, and the final signing of, a contract with NASSCO, a subsidiary of General Dynamics, to produce nine 49,000 deadweight ton double-hulled refined product tankers, with an option to build five additional vessels. Delivery of the first tanker is planned for the second quarter of 2009 with subsequent tankers scheduled for delivery every six to eight months thereafter.

Initially announced on July 19th, 2006, a joint venture between our wholly owned subsidiary, U.S. Product Carriers LLC, and the Blackstone Group together with other investors will finance the construction of and own and operate the vessels. U.S. Shipping Partners has the option to purchase the vessels from the joint venture at specified prices on delivery subject to certain exceptions. U.S. Shipping Partners has agreed to contribute $70 million in equity and affiliates of the Blackstone Group together with other investors have committed an aggregate of $105 million in equity financing and $325 million of debt financing. U.S. Shipping Partners will therefore own a 40% interest in the JV, while affiliates of the Blackstone Group and other financial investors collectively own 60% of the JV, although returns of and on our equity are junior to the equity of the third party investors.

I am especially pleased with the quality of our partners on all fronts; manufacturing, design and financing. In NASSCO we have signed on with one of the preeminent tanker builders in the United States. NASSCO is backed by one of the world’s leading defense contractors, General Dynamics. Daewoo Shipbuilding and Marine Engineering, also a leader in its field of expertise, will drive the design of these ships. Finally, the affiliates of the Blackstone Group together with their financing partners have brought to this transaction tremendous dedication and the financial wherewithal to complete a deal of this size and scope.

This transaction and the ultimate delivery of these tankers will be the foundation of our fleet renewal program, solidifying and providing visibility to our future efforts. Valued in excess of $1 billion in current currency, we believe this undertaking is the most significant new building program underway for any U.S. shipping company operating under the Jones Act. Upon the completion of our fleet renewal program, U.S. Shipping will have the newest and largest double-hulled tanker fleet in the industry. We are in discussions with current and potential customers to contract for our capacity as it rolls off the production line and we believe we will have charters in place for these vessels well before they are delivered.

In my earlier remarks I noted that I expect this transaction to be a game-changer. To understand what I mean by this, it is important to understand the current state of the long haul marine shipping industry in the United States. Overall, our industry is suffering from a strong supply/demand imbalance. Demand for refined petroleum products is expected to grow 13% during the period from now through 2015, while Jones Act tanker capacity during the same period is expected to decline by fully 64% from today’s levels.

Causing this imbalance is a combination of increased demand for energy, increased regulation and an aging tanker fleet. Currently valued as a $1.4 billion per year industry, long haul deepwater marine shipping is a vital component of energy transportation in this country, accounting for more than one quarter, or approximately 28%, of all refined product transported each year and second only to pipelines in providing this vital service.

Although feasible inland, pipelines have limitation in coastal regions. Recent events such as Hurricane Katrina have highlighted these limitations. On the other hand, advances in satellite weather tracking allow ships to avoid storms, move beyond harms way and be up and running quickly as soon as the storm has passed. In effect, we operate on trade routes where pipelines are generally not available and we are therefore the low cost

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

provider of petroleum product and chemical transportation domestically in the United States where pipelines don’t operate, a vital and necessary element in the nation’s economic infrastructure.

The Jones Act and the Oil Pollution Act of 1990, known as OPA 90, are the two driving forces on the regulatory front. Simply put, the Jones Act mandates that all vessels transporting cargo in a contiguous route from one U.S. port to another must be constructed in the U.S., be manned by U.S. crew and be 75% owned by U. S. citizens. Effectively, all foreign ships are excluded from competing on these trade routes.

By partnering with NASSCO, U.S. Shipping Partners has teamed up with one of the only two U.S. shipbuilders currently available to build this type of tanker. This deal, which we announced today, effectively utilizes 100% of General Dynamics’ commercial shipyard capacity through 2014, representing a large percentage of total U.S. shipbuilding capacity.

OPA 90, the other major regulatory environment affecting our business, requires that all tank vessels transporting refined petroleum products or crude oil be double-hulled by certain specific dates. Currently, the industry is struggling with retrofitting existing single-hull vessels or being forced to phase them out as they age. Not only is retrofitting in many instances cost prohibitive, but in a growing number of cases the industry’s largest customers are refusing to contract and ship cargo via retrofitted vessels. Approximately 64% of the industry’s existing fleet is single-hull or double-bottom but not double-hull, and therefore must be decommissioned or retrofitted by 2015.

In potentially bringing nine OPA 90 compliant tankers on line by 2014, U.S. Shipping is positioning itself for success. Early conversations with existing and potential customers have been promising and we believe we’ll be able to secure long-term commitments from these key players over the next few years. We will be looking to charter these tankers on three to 10 year charters, primarily with oil majors, well before their scheduled delivery dates. We look forward to updating you on our progress on this exciting program during our subsequent communications.

I’d like to make one final note, however, about our existing fleet. While we have emphasized the strategic importance of our newbuild program, we’d also like to report on interesting developments regarding our existing fleet of six large integrated tug barges, the original fleet which we acquired from Hess in 2002. We have ascertained that the cost of retrofitting these vessels with a double hull comports with our previous estimates based on actual bids from Singapore-based shipyards. The retrofitting process would entail installing an internal double side in the vessels, which will result in a minimal reduction in cubic carrying capacity, resulting in a fully OPA 90 compliant vessel since our ITBs already have a conforming double bottom. We will still need to obtain Coast Guard approval of our conversion design, which needs to be modified based on feedback we have received to our initial application.

As we have stressed, a significant number of our customers wish to charter new tankers and will not employ retrofitted vessels. However, we believe other customers will accept well-maintained retrofitted ITBs. We have also received interest from chemical customers and from a regional utility concerning conversion of one or more ITBs into dry bulk carriers, a conversion which is much less costly than retrofitting a double-hull and is highly feasible given the large cubic capacity of these vessels. High rail rates, among other factors, have spurred these companies to actively explore deep-sea transportation alternatives for cargos, which would be new to our industry. The inherent value of Jones Act eligible tonnage, which we have, and the high replacement value of our vessels is, we believe, driving these very encouraging trends. We will continue to keep you informed of our progress in life-extending our ITB fleet.

At this time we’d like to open the call to your questions.

QUESTION AND ANSWER

Operator

[OPERATOR INSTRUCTIONS]

There are no questions at -- one moment. Your first question comes from the line of John Tysseland with Citigroup. Please proceed.

John Tysseland - Citigroup - Analyst

Hi, guys.

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Hi, John, how are you?

John Tysseland - Citigroup - Analyst

Given the increases in what you’ve seen in dry dock costs, are you -- earlier this year you’d already kind of increased your assumption for maintenance CapEx. Do you plan on -- I guess do you plan on increasing your assumptions for maintenance CapEx going forward at this point?

Al Bergeron - U.S. Shipping Partners LP - CFO

 John, the increase in the maintenance CapEx was a result of additional vessels, the Sea Venture and the Houston. As far as the dry docks are concerned, the ITBs, we’ve always been in a range of four to six. We see that right in that same range. As far as the Charleston, it was a bit more than we had thought, but over a five year period. We’ve done some additional dry-docking work this time around which we think will save us next time around, so we really don’t see a need. Net net, our capital as it relates to dry docks for the full year we believe will be right in line with what we had anticipated.

Joe Gehegan - U.S. Shipping Partners LP - President and COO

John, the Charleston was over by about a million, but the Groton was under by a million, so the total CapEx is just right on budget. We had six for the -- we had six budgeted for the Groton and we’re trying to deal with the situation with the shipyards by utilizing shipyards outside the United States, which we’ve done twice so far this year and we’re looking at doing the same thing for the Mobile going forward.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Yes, we had very successful results in the foreign shipyard we’ve used. We’ve used a shipyard down in Chile actually and they’ve done a great job and, as Al and Joe said, we saved about $1 in each dry dock we’ve done down there. And it’s also been on time as well.

Joe Gehegan - U.S. Shipping Partners LP - President and COO

Yes, the Charleston was done in the States, as I indicated earlier. The hourly building rates there, John, went up almost 40 to 60% because of shortage of skilled labor.

John Tysseland - Citigroup - Analyst

Well, looking at -- looking at -- I guess a portion of that maintenance CapEx is also the retrofitting that you’re assuming. That if certain number of your customers do not want the retrofitted vessels, how do you look at that assumption in your maintenance CapEx number as far as the retrofit and what you’d be willing -- what you’d be able to get for in terms of return on those vessels as retrofitted vessels? I mean is that still a reasonable assumption at this point in your mind?

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Yes, it is, John. I mean we basically believe we have four fundamental revenue streams going forward. The first is our core ITB fleet, which we bought from Hess, and I’ll address that further in a minute concerning your retrofit question. The second is the five ATBs, which we either are building or will be placing in service, which, as we said in our talk, address a complementary area of business, about less than half the size, but can access more berths and provide a different kind of service, more short haul service than our larger tankers. But really it’s we’re working for the same customer. So that’s just the diversification but very related to our core product offering.

The third is our chemical business, which we stated is -- we have -- we’ve gone from about zero to about 50% of the market since we started this business in ‘03. So we have a very strong franchise there. And the fourth is the retrofitted -- is the new tankers.

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Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

As far, though, as the ITBs are concerned, we are optimistic about retrofitting or repurposing the ITB fleet. We stated in our, I think when we went public in ‘04, that we expect some of our customers will want new steel, i.e. new tankers. Other customers will be happy with a compliant, very well maintained retrofitted ITB. Remember, the ITBs have twin redundant engines so they have a very important safety feature by virtue of that. So we’re happy with the reserves where they stand right now. We don’t anticipate any changes in the maintenance or the CapEx reserves as the product tankers are added. However, we would expect to take the maintenance reserve down.

John Tysseland - Citigroup - Analyst

So at this point when you look at the six ITBs that you currently have, you’re not looking at scrapping any of those vessels?

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Absolutely not. We believe, although it’s obviously -- these vessels have many years to trade and we expect them to trade right after their OPA deadlines in the petroleum products businesses. We believe the ITBs, because they’re very well maintained, they have the twin redundant diesels and they’re high cubic vessels, we expect them to trade well past their OPA deadlines.

We also, as we mentioned, believe that in addition to the retrofitting, we have received just this quarter strong interest from chemical companies in carrying a couple of our large customers and carrying plastic in pellitized form, among other potential products. So we think just the inherent value of the Jones Act hull and the fact that rail rates continually are rising makes us feel that we’re very well positioned with this equipment.

Al Bergeron - U.S. Shipping Partners LP - CFO

And John, just to further elaborate on what Paul’s referring to as repurposing these vessels, the cost would be significantly less than a retrofit. It’s probably somewhere around $10 million.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Less than that. Probably $5 million...

Al Bergeron - U.S. Shipping Partners LP - CFO

Yes, albeit...

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

...repurpose.

Al Bergeron - U.S. Shipping Partners LP - CFO

...the EBITDA would probably be modestly decreased by probably 10 to 12%.

John Tysseland - Citigroup - Analyst

So if you look at retrofit versus repurposing, what do you think the breakdown would be? What are you kind of looking at in the market today?

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

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Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Well, probably the -- it’s a little too early to say, to predict market factors back in the 2010 sort of area, but we believe that repurposing for chemicals, we’d be, as we said, only about maybe 10 to 12% less in EBITDA than we are right now in these vessels. On a retrofit, which would be significantly more expensive and -- but still we believe economically feasible, you’d be looking at probably an EBITDA in excess of today but below what the new tanker would be earning at that time.

John Tysseland - Citigroup - Analyst

So when you say more...

Al Bergeron - U.S. Shipping Partners LP - CFO

Right now we’re currently looking at probably three to four repurpose, two or three, depending on which it swings -- which way it swings on retrofitting. That’s kind of our base model.

John Tysseland - Citigroup - Analyst

When you say it’s significantly more to retrofit, you’re still referring to the $25 million that was -- ?

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Yes, we’re referring to the $25 million number and I think that the repurposing is probably in the 5 to 10 area, but probably closer to 5 than 10.

John Tysseland - Citigroup - Analyst

Okay. If -- looking at the other fleets that are expected to phase out in the industry in general, is this an option for a lot of the other fleets that’s out there? I mean I think if you look at...

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

We don’t believe...

John Tysseland - Citigroup - Analyst

...one competitor...

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Joe, you might want to elaborate on that.

Joe Gehegan - U.S. Shipping Partners LP - President and COO

John, we think that there’s probably eight vessels out there right now that are good candidates for being retrofitted, six of which we own. If we retrofitted our vessels, we’d lose about 13,000 barrels, it’d be down to about 347,000 barrels. And the other two vessels are owned by Seabulk. So we really think there’s only eight vessels out there and we own six of them.

John Tysseland - Citigroup - Analyst

Okay. The only reason I ask is, like, if you look at somebody like OSG, I mean they have this same type of issue and they’re electing to scrap their vessels, so I was just kind of curious at the difference between your fleet and their fleet.

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Joe Gehegan - U.S. Shipping Partners LP - President and COO

They’re also 300,000 barrel capacity also so I’m sure in their retrofit, I’m sure they’ve studied this, that their retrofit would take them down to...

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Would take them down to maybe 200,000. I mean we can’t speculate what it would take them to, but it’d certainly take them below 300,000, whereas we’re 370,000 right now and we’d go to, like, 350,000. So just that incremental -- I mean we could be -- just that incremental amount of barrels that we would have makes our units still economically viable whereas it might not be viable if you have a smaller unit.

John Tysseland - Citigroup - Analyst

What about repurposing? Do you expect -- ?

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Repurposing, we’re -- they’re very viable. I mean we basically have seven segregations on our existing ships and they’re large tanks. We’ve already -- we’ve carried grain in these tankers before. It really is not a big deal. We take some piping off the deck, put in hatch covers, nothing in the engine plant would change at all, and we would work with -- basically we’d be loaded by gravitation and we’d be discharged by a vacuumator process. So it’s very, very feasible.

And you have to remember that just the fact that you have a Jones Act hull, which has inherent value because the replacement value of the hull itself and the engine, just because of the extreme -- the high cost of building ships in this country and the scarcity of well maintained large hulls like we have, the replacement value is probably above $100 million in terms of the replacement cost of these hulls. So we believe they have a very high inherent value and will stay in service well beyond their OPA 90 life.

John Tysseland - Citigroup - Analyst

All right. Thanks, guys.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Sure.

Operator

Your next question comes from the line of Ted Gardner with Raymond James. Please proceed.

Ted Gardner - Raymond James - Analyst

Afternoon, guys.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Afternoon.

Ted Gardner - Raymond James - Analyst

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Just a couple of quick questions. As I understood it from reading through the press release, looks like you guys are going to pay about $2 million of distributions on the new units that you guys just closed today. Is that correct?

Al Bergeron - U.S. Shipping Partners LP - CFO

Yes.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Yes.

Ted Gardner - Raymond James - Analyst

Okay. And secondly, would you guys mind sharing the terms of the amended credit facility? I saw the $100 million at 13% on the notes, but just wondering if you could share what the terms of the new credit lines were.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Yes, sure we can. Al, do you want to -- ?

Al Bergeron - U.S. Shipping Partners LP - CFO

Well, yes, the amended credit facility, you’re referring to the $250 million term loan?

Ted Gardner - Raymond James - Analyst

Right.

Al Bergeron - U.S. Shipping Partners LP - CFO

There’s a $40 million revolver and a $60 million delay...

Ted Gardner - Raymond James - Analyst

Right.

Al Bergeron - U.S. Shipping Partners LP - CFO

...draw and it’s at 3.25% over LIBOR.

Ted Gardner - Raymond James - Analyst

Okay, on all...

Al Bergeron - U.S. Shipping Partners LP - CFO
I’m sorry, 3.50%

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Sorry, 3.50% over LIBOR.

Ted Gardner - Raymond James - Analyst

3.50% on each component?

Al Bergeron - U.S. Shipping Partners LP - CFO

Yes.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Yes, that’s correct.

Ted Gardner - Raymond James - Analyst

And on the -- you said $60 million was available for draw over the next year. Do you guys have an expected timing as far as when you guys would actually draw that based on what you know of the needs for the -- ?

Al Bergeron - U.S. Shipping Partners LP - CFO

Yes, the company’s needs are going to be to construct the ATBs and to fund the additional $65 million for the JV project. So over the next couple of years we’re going to be tapping into -- over the next year and a half we’ll be drawing down on that revolver and that delayed draw to expand our fleet.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Right. But there’s also going to be, as we introduce -- first the ATBs come on line, then the new tankers come on line, we do expect a strong increase in our EBITDA cash flow as well year to year. So we believe that we have stated to the rating agencies and others that our long-term goal is to be between 3.5 and 4.5 EBITDA ratio to debt and we expect the company to de-leverage following ‘08. ‘08 is probably our key spending year, probably our most intensive capital spending year, after which our capital spending needs go down and our EBITDA from the projects goes up. So we’re -- we believe that this is a prudent and a solid financing base for the company. We fully financed our entire capital program here.

The other thing that we feel very positive about is that the way we constructed the tanker deal is that we basically insulated the MLP from any risk or recourse beyond the $70 million that the MLP is actually investing in the venture, so that effectively the MLP has the opportunity to buy these vessels in as they’re delivered off the assembly line, with the construction being provided by a consortium of investors, which is basically non-recourse to the MLP. And so this is a good way, we believe, of matching revenue to expenditure and keeping the asset off the MLP’s own balance sheet until it can be actually employed in an active charter, which will be matching earnings to capital on the MLP itself.

Ted Gardner - Raymond James - Analyst

Okay. Thanks.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Sure, you’re very welcome.

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FINAL TRANSCRIPT
Aug. 07. 2006 / 4:00PM ET, USS - Q2 2006 U.S. Shipping Partners LP Earnings Conference Call

Operator

There are no additional questions at this time. I will now turn the conference back over to Mr. Paul Gridley. Please proceed.

Paul Gridley - U.S. Shipping Partners LP - Chairman and CEO

Thank you very much. We appreciate your attending the call today and we will look forward to talking with you next quarter. Thank you very much.

Operator

Thank you for your participation in today’s conference. This concludes the presentation. You may now disconnect. Good day.

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